Exhibit (c)(7)
Discussion Materials Regarding M&F Worldwide Corp. June 9, 2011 MacAndrews & Forbes Holdings Inc. STRICTLY CONFIDENTIAL

[ 1 ] MOELIS & COMPANY Disclaimer This presentation has been prepared by Moelis & Company (“Moelis”) for exclusive use of MacAndrews & Forbes Holdings Inc. (“M&F”) in considering the matters described herein based on information provided by the management of M&F and of M&F Worldwide Corp. (“MFW” or the “Company”) and publicly available information. Moelis has not assumed any responsibility for independently verifying the information herein, and Moelis makes no representation or warranty as to the accuracy, completeness or reasonableness of the information herein. In this presentation, Moelis, at M&F’s direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company which were provided to Moelis by M&F and which Moelis has assumed, at M&F’s direction, were prepared based on the best available estimates and judgments of the management of the Company and M&F as to the future performance of the Company. This presentation speaks only as of its date and Moelis assumes no obligation to update it or to advise any person that its conclusions or advice has changed. Moelis’ role in any due diligence review was limited solely to performing such a review as it deemed necessary to support its own advice and financial analyses and was not on behalf of M&F. This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. M&F should make its own independent business decision based on all other information, advice and its own judgment. This presentation is not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting or legal advice. Moelis provides mergers and acquisitions, restructuring and other advisory services to clients; and its affiliates manage private investment partnerships. Its personnel may make statements or provide advice that is contrary to information contained in this material. Moelis’ proprietary interests may conflict with your interests. Moelis may from time to time have positions in or effect transactions in securities described in this presentation. Moelis may have advised, may seek to advise and may in the future advise or invest in companies mentioned in this presentation. This presentation is confidential and may not be disclosed to any other person or relied upon without the prior written consent of Moelis.

[ 2 ] III. Preliminary Valuation Perspectives 12 II. MFW Summary Historical & Projected Financials 7 I. Situation Overview 3 Table of Contents MOELIS & COMPANY

Situation Overview MOELIS & COMPANY MOHistorical and Projected Financial Summary

[ 4 ] MOELIS & COMPANY Situation Overview ? Company has recently experienced declines in financial performance — Year-over-year revenue decreases in each of the last four quarters — Year-over-year EBITDA decreases in each of the last three quarters ? Conglomerate of disparate, largely unrelated and in many cases declining businesses has led to a lack of market interest ? Debt trading at a discount to par and at relatively high yields — Future borrowing costs are likely to be much higher — Risk that similar level of debt and borrowing capacity may not be available at time of refinancing ? Limited research coverage ? Very limited public float ? Significant shareholder (M&F) with approximately 43% ownership ? No apparent near-term catalyst to improve stock performance A number of performance and other issues have placed downward pressure on MFW’s stock price

[ 5 ] Recent Share Price Performance—Last 12 Months 1 2 3 4 July 21, 2010 — Acquired Spectrum K12 for $28.6mm December 15, 2010 — Acquired GlobalScholar for $153.4mm including potential contingency payments Source: Capital IQ Note: 1. Adjusted for asset impairment, restructuring and acquisition charges Quarterly Operating Performance Y/Y Date Period ? Revenue ? Operating Income [1] 1 8/5/2010 Q2 2010 (0.1%) 14.4% 2 11/4/2010 Q3 2010 (2.4%) (17.8%) 3 3/4/2011 Q4 2010 (2.9%) (4.0%) 4 5/5/2011 Q1 2011 (5.2%) (17.2%) Prem. / (Disc.) 06/09/11 Closing Price $17.90 — 30-Day Average 21.05 (15.0%) 60-Day Average 22.76 (21.4%) 90-Day Average 23.56 (24.0%) LTM High 29.92 (40.2%) LTM Low 17.90 — LTM ADTV 62,305 $15.00 $20.00 $25.00 $30.00 $35.00 6/9/10 9/9/10 12/9/10 3/9/11 6/9/11 Price Per Share 0.0 0.1 0.2 0.3 0.4 Volume (millions) Volume Price

[ 6 ] 4.5x 4.6x 4.7x 4.8x 4.9x 5.0x 5.1x 5.2x 5.3x 06/09/10 09/09/10 12/09/10 03/09/11 06/09/11 TEV/LTM EBITDA MFW 1-Year Average Source: Capital IQ Enterprise Value / LTM EBITDA Trading Multiple—Last 12 Months The Company is currently trading at a premium to its LTM average trailing EBITDA trading multiple LTM Avg: 4.94x Current: 5.01x Low of 4.72x on 8/30/10 High of 5.26x on 5/5/11

II. MFW Summary Historical & Projected Financials

MORRIS & COMPANY

Business Segment Overview

MFW's four business segments generated $486 million of EBITDA on $1.8 billion of revenue during the twelve months ended 3/31/2011

$ in millions BUSINESS SEGMENT	LTM REVENUE	LTM EBITDA [1]	LTM EBITDA MARGIN [1]	2008 – 2010 REVENUE CAGR	COMMENTARY
HARLAND CLARKE	$1,160.9	$350.1	30.2%	(3.9%)	▪ Provides checks and related products, forms and treasury supplies and related delivery and fraud prevention services ▪ Also provides specialized direct marketing and contact center services to its financial and commercial institution clients ▪ More than 20 million annual direct customer contacts through its contact centers and websites ▪ Serves approximately 15,000 financial and commercial institutions
HARLAND FINANCIAL SOLUTIONS	$285.4	$83.1	29.1%	(1.9%)	▪ Strategic technology partner and business facilitator to more than 6,500 financial institutions of all sizes, supplying comprehensive software solutions and services that help increase institutional performance and drive profitability ▪ Serves commercial banks, mortgage companies, credit unions and thrifts
SCANTRON	$205.2	$49.7	24.2%	(1.8%)	▪ Helps educational and commercial organizations measure and improve effectiveness with assessment and survey solutions ▪ Partners with value-added resellers that combine Scantron's scanner and form solutions with their own data entry applications
mafco	$113.7	$31.0	27.3%	(0.1%)	▪ Produces a variety of licorice products from licorice root, intermediary licorice extracts and certain other ingredients ▪ Approximately 73% of Mafco's licorice product sales are to the worldwide tobacco industry for use as tobacco masking and moistening agents ▪ Also sells licorice products worldwide to confectioners, food processors, cosmetic companies and pharmaceutical manufacturers ▪ EBITDA margins have decreased significantly in the last two years

Source: Company filings
Note:
1. LTM 3/31/11 pre-corporate expense of $27.9 million

[8]

MFW Summary Historical and Projected Financial Performance

MOELIS & COMPANY

($ in millions)	2008A	2009A	2010A	2011E	2012E	2013E	2014E	2015E	CAGR '08A - '10A	CAGR '10A - '15E
	Calendar Year Ended December 31,									
Revenue										
Harland Clarke	$1,290.4	$1,226.0	$1,191.2	$1,143.0	$1,095.0	$1,045.0	$1,007.0	$976.0	(3.9%)	(3.9%)
Growth	--	*(5.0%)*	*(2.8%)*	*(4.0%)*	*(4.2%)*	*(4.6%)*	*(3.6%)*	*(3.1%)*		
Harland Financial Solutions	293.7	278.9	282.7	296.0	305.0	317.0	333.0	352.0	(1.9%)	4.5%
Growth	--	*(5.0%)*	*1.4%*	*4.7%*	*3.0%*	*3.9%*	*5.0%*	*5.7%*		
Scantron [1] [2]	211.3	208.0	203.7	229.0	302.0	356.0	367.0	382.0	(1.8%)	13.4%
Growth	--	*(1.6%)*	*(2.1%)*	*12.4%*	*31.9%*	*17.9%*	*3.1%*	*4.1%*		
Mafco	111.6	101.8	111.4	117.1	127.2	132.1	137.2	139.3	(0.1%)	4.6%
Growth	--	*(8.8%)*	*9.4%*	*5.1%*	*8.6%*	*3.9%*	*3.9%*	*1.5%*		
Corporate	(0.8)	(0.6)	(6.4)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)	NA	(31.0%)
Total Revenue	**$1,906.2**	**$1,814.1**	**$1,782.6**	**$1,784.1**	**$1,828.2**	**$1,849.1**	**$1,843.2**	**$1,848.3**	**(3.3%)**	**0.7%**
Total Revenue Growth	--	*(4.8%)*	*(1.7%)*	*0.1%*	*2.5%*	*1.1%*	*(0.3%)*	*0.3%*		
EBITDA										
Harland Clarke	$340.0	$364.0	$358.0	$347.0	$323.0	$306.0	$292.0	$283.0	2.6%	(4.6%)
EBITDA Margin	*26.3%*	*29.7%*	*30.1%*	*30.4%*	*29.5%*	*29.3%*	*29.0%*	*29.0%*		
Harland Financial Solutions	76.0	78.0	81.0	87.0	92.0	98.0	108.0	118.0	3.2%	7.8%
EBITDA Margin	*25.9%*	*28.0%*	*28.7%*	*29.4%*	*30.2%*	*30.9%*	*32.4%*	*33.5%*		
Scantron [2]	56.0	64.0	61.0	63.0	87.0	103.0	125.0	132.0	4.4%	16.7%
EBITDA Margin	*26.5%*	*30.8%*	*29.9%*	*27.5%*	*28.8%*	*28.9%*	*34.1%*	*34.6%*		
Mafco	39.4	32.1	30.2	30.6	32.8	36.4	39.6	40.7	(12.5%)	6.1%
EBITDA Margin	*35.3%*	*31.5%*	*27.1%*	*26.1%*	*25.8%*	*27.6%*	*28.9%*	*29.2%*		
Harland Clarke Holdings Corporate	(15.0)	(13.0)	(15.0)	(14.0)	(14.0)	(15.0)	(15.0)	(15.0)	--	--
MFW Corporate [3]	(11.0)	(16.0)	(11.7)	(12.8)	(12.8)	(12.8)	(12.8)	(12.8)	3.1%	1.7%
Total EBITDA	**$485.4**	**$509.1**	**$503.5**	**$500.8**	**$508.0**	**$515.6**	**$536.8**	**$545.9**	**1.8%**	**1.6%**
Total EBITDA Margin	*25.5%*	*28.1%*	*28.2%*	*28.1%*	*27.8%*	*27.9%*	*29.1%*	*29.5%*		
Total EBITDA Growth	--	*4.9%*	*(1.1%)*	*(0.5%)*	*1.4%*	*1.5%*	*4.1%*	*1.7%*		
Capital Expenditures	**$49.6**	**$43.2**	**$40.3**	**$52.5**	**$43.0**	**$38.0**	**$33.0**	**$32.0**	**(9.9%)**	**(4.5%)**
CapEx Margin	*2.6%*	*2.4%*	*2.3%*	*2.9%*	*2.4%*	*2.1%*	*1.8%*	*1.7%*		

Source: Company management

Notes:

1. Assumes VSOE accounting treatment for GlobalScholar business
2. Scantron includes: Scantron – Legacy Business, Scantron – Performance & Achievement, GlobalScholar and Spectrum K12
3. Includes M&F management fee, directors fees, audit/legal fees and charitable contributions

[9]

[ 10 ] M&F’s Assumptions for MFW’s Financials ? Low capital expenditure requirements ? Stable and predictable working capital dynamics CAPITAL EXPENDITURES AND WORKING CAPITAL ? Continued focus on cost rationalization and process improvement ? Continue to drive efficiencies throughout business model while benefiting from India development center coverage across business groups ? Leverage newly acquired capabilities to drive web-based technology growth EBITDA ? Harland Clarke: Declines in check volumes partially offset by increased revenues per unit as well as various new initiatives ? Harland Financial Solutions: Benefit from stabilized financial services market environment and further penetration of clients with additional products and services ? Scantron: Education market driving performance; revenue growth driven by new client additions as well as by leveraging large installed base of clients to drive GlobalScholar adoption ? Mafco Worldwide: Moderate growth expected through increased sales of licorice derivative products, offsetting volume declines in tobacco-related products SALES ASSUMPTIONS M&F provided the following summary assumptions for MFW’s projected financials

Potential Risks to Financial Projections

MOELIS & COMPANY

The following are some of the potential risks to the Company's financial projections

HARLAND CLARKE	▪ Business in decline — Volume declining at ~9% as banks and consumers move to online banking alternatives — Volume from larger bank customers declining as banks continue to reduce reliance on paper checks and deposit slips ▪ Historically, volume declines have been partially offset by moderate price increases; risk that pricing remains flat or declines
HARLAND FINANCIAL SOLUTIONS	▪ Competes against larger, better capitalized players such as Fidelity National Information Services, FiServ, Jack Henry and others ▪ Bank consolidation likely to limit size of addressable market — Acquirors typically replace their target's financial solutions provider to the extent different from that used by the acquiror ▪ Banks have been slow to invest additional capital; delayed upgrade cycles
SCANTRON	▪ Risk that federal, state and local governments accelerate core business decline by forcing shift to online test tracking methods ▪ Strained education budgets at state and local levels ▪ Scantron – Legacy business faces obsolescence due to shifts in technology ▪ GlobalScholar may have a difficult time achieving scale vis-à-vis larger players such as Blackboard and K12
MAFCO WORLDWIDE	▪ Tobacco market faces continued challenges related to increasing anti-smoking regulation, shift to smokeless alternatives and potential for government action adverse to menthol cigarettes ▪ Price increases in tobacco market have faced increasing resistance ▪ Significant investment required to grow licorice derivatives business to offset market headwinds
OTHER	▪ ~$69 million cash tax liability related to Harland Clarke bonds purchased below par in 2008 — Taxes on gain deferred for five years and then payable ratably over the following five years, resulting in incremental cash tax liability beginning in 2014

[11]

III. Preliminary Valuation Perspectives

[ 13 ] Discussion of Valuation Work to Date ? Moelis due diligence to date and valuation work remains preliminary and ongoing — Reviewed publicly filed financial information — Received financial projections on May 31, 2011 — Performed diligence with M&F on May 31, June 2 and June 8, 2011; Moelis intends to continue the due diligence process on each of the four business lines and consolidated company ? Limited availability of data makes valuation exercise challenging — Very limited public data benchmarks ? No directly comparable company given conglomerate nature ? Individual businesses very unique with lack of direct comparables ? Moelis universe of selected publicly traded companies is preliminary and remains subject to change — Limited research coverage or third party views on future financial performance or prospects ? Highly leveraged nature of the assets magnifies per share impact of changes to asset valuations

[ 14 ] Summary of Valuation Methodologies ? Debt capital markets may limit leverage ? Financial sponsors may be more interested in owning only certain business segments vs. whole company ? Based on the share price a financial sponsor would pay to achieve targeted IRR thresholds — Illustrative price range based on sponsor target returns of 22.5% — 27.5% ? Assumes 12/31/2011 transaction date ? Minimum equity contribution of 30% ILLUSTRATIVE LEVERAGED BUYOUT ANALYSIS ? No real pure play public comps exist; in many cases companies have larger businesses with more attractive fundamental characteristics ? Public markets likely to apply “conglomerate discount” to a sum of the parts valuation ? Cross referenced vs. a diversified trading comp set broken into various sub-categories: — Direct Marketing and Print — Financial Services / B2B — Education Services — Tobacco Suppliers SELECTED PUBLICLY TRADED COMPANIES: SUM OF THE PARTS ? Based on the projected discounted free cash flows of MFW’s four distinct business segments ? Discount rates calculated for each of MFW’s four business segments and applied to each segment’s projected cash flow stream ? Terminal value calculated using the perpetuity growth rate method; different perpetuity growth rates used for each of MFW’s four business segments ? Based on the projected discounted free cash flows of the business ? Discount rate applied to cash flow stream based on a weighted average cost of capital ? Terminal value calculated using the perpetuity growth rate method DESCRIPTION ? Valuation assumes MFW achieves projections ? Assumptions must be made for appropriate discount rates and perpetuity growth rates for each business with limited public benchmarks ? May be appropriate to apply “conglomerate discount” to a sum of the parts valuation DISCOUNTED CASH FLOW: SUM OF THE PARTS ? Valuation assumes MFW achieves projections ? A relatively higher level of judgment must be applied to discount rate and perpetuity growth rate for the total business given conglomerate nature DISCOUNTED CASH FLOW: CONSOLIDATED COMPANY ISSUES / COMMENTARY

[ 15 ] $17.90 $17.90 $30.65 $31.87 $28.82 $28.25 $26.81 $26.38 $29.92 $16.28 $13.77 $10.35 $9.72 $21.51 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 Sum of the Parts Analysis: Select Publicly Traded Companies Sum of the Parts Analysis: Discounted Cash Flow Consolidated Company Discounted Cash Flow Illustrative LBO Analysis Premiums Paid Analysis 26 Week Trading Range 52 Week Trading Range NA Preliminary Valuation Overview 5.4x 5.6x $2,712.0 Implied TEV / LTM EBITDA [1] 4.4x 4.6x 4.8x 5.0x 5.2x 5.4x Implied TEV / 2011E EBITDA [1] 4.3x 4.4x 4.6x 4.8x 5.0x 5.2x Implied TEV ($mm) $2,132.0 $2,228.6 $2,325.3 $2,422.0 $2,518.6 $2,615.3 NA See Slide 25 Perp. Growth : (2.0%) — 0.0% WACC: 12.0% — 13.0% See Slide 18 Methodology Commentary Current Price (06/09/2011): $17.90 See Slide 19 Note: 1. Based on LTM 3/31/2011 EBITDA of $486.0mm and 2011E EBITDA of $500.8mm per Company projections See Slide 16 IRR Returns of 22.5% — 27.5% with 30% equity contribution See Slide 17

[ 16 ] Premiums Paid Analysis Source: Capital IQ Note: 1. Based on 484 deals in the last five years excluding financial institutions, REITs, government and oil & gas companies PREMIUMS PAID ON PUBLIC DEALS BETWEEN $500MM AND $1,000MM EQUITY VALUE [1] 1-Day 1-Week 1-Month Median Offer Price Premium 20.2% 23.0% 27.4% MFW Average Trading Price $17.90 $18.70 $21.05 Implied MFW Offer Price $21.51 $23.00 $26.81

[ 17 ] Illustrative LBO Analysis REQUIRED SHARE PURCHASE PRICE AT VARIOUS IRRS / EXIT MULTIPLES REQUIRED ENTRY MULTIPLE AT VARIOUS IRRS / EXIT MULTIPLES ? Assumes 12/31/2011 transaction date ? Minimum equity contribution of 30% — Pre-tax weighted average cost of debt of 6.68% (based on current MFW debt yield to worst) ? $50 million in minimum operating cash retained on balance sheet Moelis utilized the following assumptions in its leveraged buyout analysis 2015E Exit Multiple 4.25x 4.50x 4.75x 22.5% $19.02 $23.64 $28.25 25.0% 14.34 18.78 23.23 27.5% 9.72 14.00 18.28 Required Sponsor IRR 2015E Exit Multiple 4.25x 4.50x 4.75x 22.5% 4.80x 4.98x 5.15x 25.0% 4.62x 4.79x 4.96x 27.5% 4.44x 4.60x 4.77x Required Sponsor IRR

[ 18 ] Discounted Cash Flow Analysis—Consolidated Company DISCOUNTED CASH FLOW SHARE PRICE SENSITIVITY IMPLIED 2011E EBITDA MULTIPLE SENSITVITY Notes: Projections per Company management 1. Includes 50% of 2011 unlevered free cash flow and discounting using mid-year convention back to June 30, 2011 2. Includes inventory and facility investments and business acquisitions that are anticipated to occur during the second half of 2011 for Mafco Fiscal Year Ended December 31, Terminal ($ in millions) 2011E [1] 2012E 2013E 2014E 2015E Year EBITDA $250.1 $497.6 $489.8 $492.4 $496.0 $496.0 Less: Depreciation & Amortization (75.7) (145.8) (135.9) (127.6) (121.8) (27.0) Less: MFW Corporate Overhead (6.4) (12.8) (12.8) (12.8) (12.8) (12.8) EBIT $168.0 $339.0 $341.1 $352.0 $361.4 $456.2 Less: Taxes (67.2) (135.6) (136.5) (140.8) (144.6) (182.5) Less: Taxes on Gain on Debt Repurchase — — — (5.5) (5.5) — NOPAT $100.8 $203.4 $204.7 $205.7 $211.3 $273.7 Plus: Depreciation & Amortization 75.7 145.8 135.9 127.6 121.8 27.0 Less: Changes in Working Capital [2] (21.8) (6.2) (6.6) (0.1) (0.2) — Less: Capital Expenditures [2] (26.0) (38.0) (33.0) (28.0) (27.0) (27.0) Unlevered Free Cash Flow $128.7 $305.0 $301.0 $305.2 $305.9 $273.7 Perpetuity Growth Rate (1.0%) Discount Rate 12.5% Terminal Value $2,007.5 Implied Terminal Value Multiple 4.0x Discount Period 0.25 1 2 3 4 4.5 Discount Factor 97.1% 88.9% 79.0% 70.2% 62.4% 58.9% Present Value of Free Cash Flow $124.9 $271.1 $237.8 $214.4 $191.0 $1,181.6 Acquisition of Global Scholar 153.4 Acquisition of Spectrum K12 28.6 Value of Future Taxes on Gain on Debt Repurchase (8.2) Total Enterprise Value $2,394.6 Implied 2011E EBITDA Multiple 4.8x Perpetuity WACC Growth 11.5% 12.0% 12.5% 13.0% 13.5% (3.0%) $16.50 $12.95 $9.62 $6.51 $3.58 (2.0%) 21.45 17.48 13.79 10.35 7.14 (1.0%) 27.18 22.72 18.58 14.75 11.18 — 33.91 28.82 24.14 19.82 15.83 1.0% 41.92 36.03 30.66 25.74 21.21 Perpetuity WACC Growth 11.5% 12.0% 12.5% 13.0% 13.5% (3.0%) 4.7x 4.6x 4.4x 4.3x 4.2x (2.0%) 4.9x 4.7x 4.6x 4.5x 4.3x (1.0%) 5.1x 4.9x 4.8x 4.6x 4.5x — 5.4x 5.2x 5.0x 4.8x 4.7x 1.0% 5.7x 5.5x 5.3x 5.1x 4.9x

Discounted Cash Flow Analysis — Sum of the Parts Analysis

MOELIS & COMPANY

- Due to GlobalScholar's Q1 2011 transaction close, we are valuing the segment and associated future revenues at the transaction price inclusive of contingency payments

	WACC		Perp. Growth Rate		TEV		Implied 2011E EBITDA [1] Multiple	
($ in millions, except per share data)	Min	Max	Min	Max	Min	Max	Min	Max
Harland Clarke	11.5%	12.5%	(2.0%)	--	$1,304.4	$1,527.6	3.8x	4.5x
Harland Financial Solutions	12.5%	13.5%	2.0%	4.0%	551.2	682.7	6.6x	8.2x
Scantron - Legacy Business	11.5%	12.5%	(11.0%)	(9.0%)	184.0	194.5	4.2x	4.4x
Scantron - Performance & Achievement [2]	16.5%	17.5%	3.0%	5.0%	61.8	73.6	3.0x	3.6x
Mafco Worldwide	11.0%	12.0%	(1.0%)	1.0%	141.6	176.2	4.6x	5.8x
GlobalScholar (at Transaction Value)	NA	NA	NA	NA	153.4	153.4	NA	NA
Spectrum K12 (at Transaction Value)	NA	NA	NA	NA	28.6	28.6	NA	NA
Total Segment Value					**$2,425.1**	**$2,836.7**	**4.8x**	**5.7x**
Less: Unallocated Corporate [3]					(76.5)	(76.5)		
Total Enterprise Value					**$2,348.5**	**$2,760.2**	**4.7x**	**5.5x**
Less: Debt					(2,242.1)	(2,242.1)		
Plus: Cash					206.8	206.8		
Total Equity Value					$313.2	$724.9		
Shares Outstanding					19.3	19.3		
Equity Value per Share					**$16.20**	**$37.49**		
Premium to Current Share Price					*(9.5%)*	*109.5%*		
Conglomerate Discount					15.0%	15.0%		
Discounted Equity Value per Share					**$13.77**	**$31.87**		
Implied Discount to Original TEV					*(2.0%)*	*(3.9%)*		

Source: Company filings, Management projections

Notes:

1. EBITDA includes Harland Clarke Holding Company corporate overhead, which is allocated to Harland Clarke, Harland Financial Solutions, Scantron – Legacy Business and Scantron – Performance & Achievement at 50%, 25%, 20% and 5% respectively per management guidance
2. Implied 2011E multiples are based on 2011E revenue
3. Unallocated corporate expense of $12.8mm capitalized at 6.0x

[19]

[ 20 ] Discounted Cash Flow Analysis—Harland Clarke DISCOUNTED CASH FLOW NPV SENSITVITY ($mm) IMPLIED 2011E EBITDA MULTIPLE SENSITVITY Note: Projections per Company management 1. Includes 50% of 2011 unlevered free cash flow and discounting using mid-year convention back to June 30, 2011 Fiscal Year Ended December 31, Terminal ($ in millions) 2011E [1] 2012E 2013E 2014E 2015E Year EBITDA $173.5 $323.0 $306.0 $292.0 $283.0 $283.0 Less: Depreciation & Amortization (51.1) (98.6) (92.0) (86.5) (82.7) (14.5) Less: Corporate Overhead Allocation (3.5) (7.0) (7.5) (7.5) (7.5) (7.5) EBIT $118.9 $217.4 $206.5 $198.0 $192.8 $261.0 Less: Taxes (47.6) (87.0) (82.6) (79.2) (77.1) (104.4) Less: Taxes on Gain on Debt Repurchase — — — (5.5) (5.5) — NOPAT $71.3 $130.5 $123.9 $113.3 $110.2 $156.6 Plus: Depreciation & Amortization 51.1 98.6 92.0 86.5 82.7 14.5 Less: Changes in Working Capital — — — — — — Less: Capital Expenditures (11.9) (20.9) (18.0) (15.1) (14.5) (14.5) Unlevered Free Cash Flow $110.5 $208.1 $197.9 $184.7 $178.3 $156.6 Perpetuity Growth Rate (1.0%) Discount Rate 12.0% Terminal Value $1,192.4 Implied Terminal Value Multiple 4.2x Discount Period 0.25 1 2 3 4 4.5 Discount Factor 97.2% 89.3% 79.7% 71.2% 63.6% 60.1% Present Value of Free Cash Flow $107.4 $185.8 $157.8 $131.4 $113.3 $716.1 Value of Future Taxes on Gain on Debt Repurchase (8.4) Total Enterprise Value $1,403.4 Implied 2011E EBITDA Multiple 4.1x Perpetuity WACC Growth 11.0% 11.5% 12.0% 12.5% 13.0% (3.0%) $1,377.7 $1,335.1 $1,295.4 $1,258.2 $1,223.4 (2.0%) 1,437.4 1,389.8 1,345.5 1,304.4 1,265.9 (1.0%) 1,507.1 1,453.2 1,403.4 1,357.3 1,314.5 — 1,589.4 1,527.6 1,470.9 1,418.8 1,370.6 1.0% 1,688.2 1,616.2 1,550.7 1,490.9 1,436.1 Perpetuity WACC Growth 11.0% 11.5% 12.0% 12.5% 13.0% (3.0%) 4.1x 3.9x 3.8x 3.7x 3.6x (2.0%) 4.2x 4.1x 4.0x 3.8x 3.7x (1.0%) 4.4x 4.3x 4.1x 4.0x 3.9x — 4.7x 4.5x 4.3x 4.2x 4.0x 1.0% 5.0x 4.8x 4.6x 4.4x 4.2x

[ 21 ] Discounted Cash Flow Analysis—Harland Financial Solutions NPV SENSITVITY ($mm) DISCOUNTED CASH FLOW IMPLIED 2011E EBITDA MULTIPLE SENSITVITY Note: Projections per Company management 1. Includes 50% of 2011 unlevered free cash flow and discounting using mid-year convention back to June 30, 2011 Fiscal Year Ended December 31, Terminal ($ in millions) 2011E [1] 2012E 2013E 2014E 2015E Year EBITDA $43.5 $92.0 $98.0 $108.0 $118.0 $118.0 Less: Depreciation & Amortization (10.1) (19.4) (18.1) (17.0) (16.3) (5.8) Less: Corporate Overhead Allocation (1.8) (3.5) (3.8) (3.8) (3.8) (3.8) EBIT $31.7 $69.1 $76.1 $87.2 $98.0 $108.4 Less: Taxes (12.7) (27.6) (30.4) (34.9) (39.2) (43.4) NOPAT $19.0 $41.4 $45.7 $52.3 $58.8 $65.1 Plus: Depreciation & Amortization 10.1 19.4 18.1 17.0 16.3 5.8 Less: Changes in Working Capital — — — — — — Less: Capital Expenditures (4.8) (8.4) (7.2) (6.0) (5.8) (5.8) Unlevered Free Cash Flow $24.3 $52.5 $56.6 $63.3 $69.3 $65.1 Perpetuity Growth Rate 3.0% Discount Rate 13.0% Terminal Value $670.1 Implied Terminal Value Multiple 5.7x Discount Period 0.25 1 2 3 4 4.5 Discount Factor 97.2% 89.3% 79.7% 71.2% 63.6% 60.1% Present Value of Free Cash Flow $23.6 $46.9 $45.1 $45.1 $44.0 $402.4 Total Enterprise Value $607.1 Implied 2011E EBITDA Multiple 7.3x Perpetuity WACC Growth 12.0% 12.5% 13.0% 13.5% 14.0% 1.0% $563.4 $547.8 $533.5 $520.4 $508.2 2.0% 603.2 584.2 567.0 551.2 536.8 3.0% 651.8 628.3 607.1 588.0 570.5 4.0% 712.6 682.7 656.2 632.4 611.0 5.0% 790.8 751.7 717.5 687.3 660.5 Perpetuity WACC Growth 12.0% 12.5% 13.0% 13.5% 14.0% 1.0% 6.7x 6.6x 6.4x 6.2x 6.1x 2.0% 7.2x 7.0x 6.8x 6.6x 6.4x 3.0% 7.8x 7.5x 7.3x 7.0x 6.8x 4.0% 8.5x 8.2x 7.9x 7.6x 7.3x 5.0% 9.5x 9.0x 8.6x 8.2x 7.9x

[ 22 ] Discounted Cash Flow Analysis—Scantron (Legacy Business) DISCOUNTED CASH FLOW NPV SENSITVITY ($mm) IMPLIED 2011E EBITDA MULTIPLE SENSITVITY Note: Projections per Company management 1. Includes 50% of 2011 unlevered free cash flow and discounting using mid-year convention back to June 30, 2011 Fiscal Year Ended December 31, Terminal ($ in millions) 2011E [1] 2012E 2013E 2014E 2015E Year EBITDA $23.5 $57.8 $54.0 $53.3 $51.3 $51.3 Less: Depreciation & Amortization (12.5) (24.1) (22.5) (21.2) (20.2) (3.5) Less: Corporate Overhead Allocation (1.4) (2.8) (3.0) (3.0) (3.0) (3.0) EBIT $9.6 $30.9 $28.5 $29.2 $28.0 $44.8 Less: Taxes (3.8) (12.4) (11.4) (11.7) (11.2) (17.9) NOPAT $5.8 $18.5 $17.1 $17.5 $16.8 $26.9 Plus: Depreciation & Amortization 12.5 24.1 22.5 21.2 20.2 3.5 Less: Changes in Working Capital — — — — — — Less: Capital Expenditures (2.9) (5.0) (4.3) (3.6) (3.5) (3.5) Unlevered Free Cash Flow $15.4 $37.6 $35.3 $35.0 $33.6 $26.9 Perpetuity Growth Rate (10.0%) Discount Rate 12.0% Terminal Value $109.9 Implied Terminal Value Multiple 2.1x Discount Period 0.25 1 2 3 4 4.5 Discount Factor 97.2% 89.3% 79.7% 71.2% 63.6% 60.1% Present Value of Free Cash Flow $15.0 $33.6 $28.1 $24.9 $21.3 $66.0 Total Enterprise Value $188.9 Implied 2011E EBITDA Multiple 4.3x Perpetuity WACC Growth 11.0% 11.5% 12.0% 12.5% 13.0% (12.0%) $184.7 $183.3 $182.1 $180.9 $179.7 (11.0%) 188.2 186.7 185.4 184.0 182.8 (10.0%) 192.1 190.5 188.9 187.5 186.1 (9.0%) 196.3 194.5 192.8 191.2 189.7 (8.0%) 201.0 199.0 197.1 195.3 193.6 Perpetuity WACC Growth 11.0% 11.5% 12.0% 12.5% 13.0% (12.0%) 4.2x 4.1x 4.1x 4.1x 4.1x (11.0%) 4.3x 4.2x 4.2x 4.2x 4.1x (10.0%) 4.3x 4.3x 4.3x 4.2x 4.2x (9.0%) 4.4x 4.4x 4.4x 4.3x 4.3x (8.0%) 4.5x 4.5x 4.5x 4.4x 4.4x

[ 23 ] Discounted Cash Flow Analysis—Scantron (Performance & Achievement Business) DISCOUNTED CASH FLOW NPV SENSITVITY ($mm) IMPLIED 2011E REVENUE MULTIPLE SENSITVITY Note: Projections per Company management 1. Includes 50% of 2011 unlevered free cash flow and discounting using mid-year convention back to June 30, 2011 Fiscal Year Ended December 31, Terminal ($ in millions) 2011E [1] 2012E 2013E 2014E 2015E Year EBITDA $1.3 $6.0 $10.4 $14.5 $18.0 $18.0 Less: Depreciation & Amortization (2.1) (4.0) (3.8) (3.5) (3.4) (1.2) Less: Corporate Overhead Allocation (0.4) (0.7) (0.8) (0.8) (0.8) (0.8) EBIT ($1.2) $1.3 $5.9 $10.2 $13.9 $16.1 Less: Taxes 0.5 (0.5) (2.4) (4.1) (5.6) (6.5) NOPAT ($0.7) $0.8 $3.5 $6.1 $8.4 $9.7 Plus: Depreciation & Amortization 2.1 4.0 3.8 3.5 3.4 1.2 Less: Changes in Working Capital — — — — — — Less: Capital Expenditures (1.0) (1.7) (1.4) (1.2) (1.2) (1.2) Unlevered Free Cash Flow $0.4 $3.1 $5.9 $8.4 $10.6 $9.7 Perpetuity Growth Rate 4.0% Discount Rate 17.0% Terminal Value $77.4 Implied Terminal Value Multiple 4.3x Discount Period 0.25 1 2 3 4 4.5 Discount Factor 97.2% 89.3% 79.7% 71.2% 63.6% 60.1% Present Value of Free Cash Flow $0.4 $2.8 $4.7 $6.0 $6.7 $46.5 Total Enterprise Value $67.1 Implied 2011E Revenue Multiple 3.2x Perpetuity WACC Growth 16.0% 16.5% 17.0% 17.5% 18.0% 2.0% $62.9 $61.4 $60.1 $58.8 $57.6 3.0% 66.6 64.9 63.3 61.8 60.5 4.0% 70.9 68.9 67.1 65.3 63.7 5.0% 76.0 73.6 71.4 69.4 67.5 6.0% 82.2 79.2 76.6 74.1 71.9 Perpetuity WACC Growth 16.0% 16.5% 17.0% 17.5% 18.0% 2.0% 3.0x 3.0x 2.9x 2.8x 2.8x 3.0% 3.2x 3.1x 3.1x 3.0x 2.9x 4.0% 3.4x 3.3x 3.2x 3.2x 3.1x 5.0% 3.7x 3.6x 3.4x 3.4x 3.3x 6.0% 4.0x 3.8x 3.7x 3.6x 3.5x

[ 24 ] Discounted Cash Flow Analysis—Mafco Worldwide DISCOUNTED CASH FLOW NPV SENSITVITY ($mm) IMPLIED 2011E EBITDA MULTIPLE SENSITVITY Notes: Projections per Company management 1. Includes 50% of 2011 unlevered free cash flow and discounting using mid-year convention back to June 30, 2011 2. Includes working capital adjustments that are anticipated to occur in the second half of 2011 3. Includes business acquisition expenditure that are anticipated to occur during the second half of 2011 Fiscal Year Ended December 31, Terminal ($ in millions) 2011E [1] 2012E 2013E 2014E 2015E Year EBITDA $15.3 $32.8 $36.4 $39.6 $40.7 $40.7 Less: Depreciation & Amortization (1.0) (1.9) (1.9) (1.9) (1.9) (2.0) EBIT $14.4 $30.9 $34.5 $37.7 $38.8 $38.7 Less: Taxes (5.7) (12.4) (13.8) (15.1) (15.5) (15.5) NOPAT $8.6 $18.5 $20.7 $22.6 $23.3 $23.2 Plus: Depreciation & Amortization 1.0 1.9 1.9 1.9 1.9 2.0 Less: Changes in Working Capital [2] (21.8) (6.2) (6.6) (0.1) (0.2) — Less: Capital Expenditures [3] (5.5) (2.0) (2.0) (2.0) (2.0) (2.0) Unlevered Free Cash Flow ($17.7) $12.2 $14.0 $22.4 $23.0 $23.2 Perpetuity Growth Rate — Discount Rate 11.5% Terminal Value $201.9 Implied Terminal Value Multiple 5.0x Discount Period 0.25 1 2 3 4 4.5 Discount Factor 97.2% 89.3% 79.7% 71.2% 63.6% 60.1% Present Value of Free Cash Flow ($17.2) $10.9 $11.2 $16.0 $14.6 $121.3 Total Enterprise Value $156.7 Implied 2011E EBITDA Multiple 5.1x Perpetuity WACC Growth 10.5% 11.0% 11.5% 12.0% 12.5% (2.0%) $144.7 $140.5 $136.6 $133.0 $129.6 (1.0%) 155.4 150.4 145.8 141.6 137.7 — 168.2 162.2 156.7 151.6 147.0 1.0% 183.7 176.2 169.5 163.4 157.9 2.0% 202.7 193.4 185.1 177.6 170.9 Perpetuity WACC Growth 10.5% 11.0% 11.5% 12.0% 12.5% (2.0%) 4.7x 4.6x 4.5x 4.3x 4.2x (1.0%) 5.1x 4.9x 4.8x 4.6x 4.5x — 5.5x 5.3x 5.1x 5.0x 4.8x 1.0% 6.0x 5.8x 5.5x 5.3x 5.2x 2.0% 6.6x 6.3x 6.0x 5.8x 5.6x

Selected Public Company Analysis—Sum of the Parts Analysis

MOELIS & COMPANY

- Due to GlobalScholar's Q1 2011 transaction close, we are valuing the segment and associated future revenues at the transaction price inclusive of contingency payments

	2011E	2011E	Multiple		TEV	
($ in millions, except per share data)	Revenue	EBITDA [1]	Min	Max	Min	Max
Harland Clarke		$340.0	4.0x	4.5x	$1,360.0	$1,530.0
Harland Financial Solutions		83.5	7.0x	8.0x	584.5	668.0
Scantron - Legacy Business		44.2	4.0x	4.5x	176.8	198.9
Scantron - Performance & Achievement	$20.7		2.0x	3.0x	41.4	62.1
Mafco Worldwide		30.6	5.0x	6.0x	153.0	183.6
GlobalScholar (at Transaction Value)		NA	NA	NA	153.4	153.4
Spectrum K12 (at Transaction Value)		NA	NA	NA	28.6	28.6
Present Value of Tax Liability on Gain on Debt Repurchase					(15.5)	(15.5)
Total Enterprise Value					**$2,482.2**	**$2,809.1**
Less: Unallocated Corporate [2]					(76.5)	(76.5)
Total Enterprise Value					**$2,405.6**	**$2,732.5**
Less: Debt					(2,242.1)	(2,242.1)
Plus: Cash					206.8	206.8
Total Equity Value					$370.3	$697.2
Shares Outstanding					19.3	19.3
Equity Value per Share					**$19.15**	**$36.06**
Premium to Current Share Price					*7.0%*	*101.5%*
Conglomerate Discount					15.0%	15.0%
Discounted Equity Value per Share					**$16.28**	**$30.65**
Implied Discount to Original TEV					*(2.3%)*	*(3.8%)*

Source: Company filings, Management projections

Notes:

1. EBITDA includes Harland Clarke Holding Company corporate overhead, which is allocated to Harland Clarke, Harland Financial Solutions, Scantron – Legacy Business and Scantron – Performance & Achievement at 50%, 25%, 20% and 5% respectively per management guidance
2. Unallocated corporate expense of $12.8mm capitalized at 6.0x

[25]

[ 26 ] Selected Public Company Analysis—Sum of the Parts Sensitivity Analysis Source: Company filings, Management projections Note: 1. EBITDA includes Harland Clarke Holding Company corporate overhead, which is allocated to Harland Clarke, Harland Financial Solutions, Scantron — Legacy Business and Scantron — Performance & Achievement at 50%, 25%, 20% and 5% respectively per management guidance Due to high financial leverage, MFW’s share price is highly sensitive to small movements in asset valuation multiples applied to the Company’s four business segments 0.5x Multiple Increase 1.0x Multiple Increase 2011E 2011E Change in Change in Change in Change in ($ in millions, except per share data) Revenue EBITDA [1] EV Share Price EV Share Price Harland Clarke $340.0 $170.0 $8.79 $340.0 $17.59 Harland Financial Solutions 83.5 41.8 2.16 83.5 4.32 Scantron — Legacy Business 44.2 22.1 1.14 44.2 2.29 Scantron — Performance & Achievement $20.7 10.4 0.54 20.7 1.07 Mafco Worldwide 30.6 15.3 0.79 30.6 1.58 Total $259.5 $13.42 $519.0 $26.84

Selected Public Company Analysis

MOELIS & COMPANY

($ in millions)

As of June 09, 2011			Enterprise Value/										
	Market	Enterprise	Revenue			EBITDA			Revenue Growth			EBITDA Margin	
Company	Value	Value	CY10A	CY11E	CY12E	CY10A	CY11E	CY12E	'09-10	'10-11	'11-12	CY10A	CY11E
Direct Marketing and Print													
R.R. Donnelley & Sons Company	$4,115	$7,253	0.7x	0.7x	0.7x	5.9x	5.2x	5.0x	1.6%	7.8%	1.9%	12.3%	12.8%
Quad/Graphics, Inc.	1,925	3,529	1.0x	0.7x	0.7x	7.2x	5.0x	4.2x	89.6%	41.6%	1.2%	14.4%	14.7%
Valassis Communications Inc.	1,432	1,927	0.8x	0.8x	0.8x	6.7x	5.7x	5.3x	4.0%	1.7%	4.5%	12.3%	14.2%
Deluxe Corp.	1,170	1,876	1.3x	1.3x	1.3x	5.1x	5.3x	5.1x	4.3%	0.1%	0.2%	26.1%	25.4%
Cenveo Inc.	380	1,687	0.9x	NA	NA	8.7x	7.0x	NA	5.8%	NA	NA	10.7%	NA
ACCO Brands Corporation	403	1,111	0.8x	0.8x	0.8x	7.9x	6.6x	5.9x	4.6%	3.2%	4.3%	10.6%	12.3%
Consolidated Graphics, Inc.	572	738	0.7x	0.7x	0.6x	5.6x	5.0x	4.8x	3.2%	5.5%	4.8%	12.7%	13.7%
Harte-Hanks Inc.	504	621	0.7x	0.7x	0.7x	5.4x	5.8x	5.6x	0.0%	(1.6%)	1.8%	13.3%	12.6%
The Standard Register Company	90	128	0.2x	0.2x	NA	3.9x	2.3x	NA	(3.7%)	0.1%	NA	4.9%	8.2%
Mean			0.8x	0.7x	0.8x	6.3x	5.3x	5.1x	12.2%	7.3%	2.7%	13.0%	14.2%
Median			0.8x	0.7x	0.7x	5.9x	5.3x	5.1x	4.0%	2.4%	1.9%	12.3%	13.2%
			Harland Clarke						(2.8%)	(4.1%)	(4.2%)	30.0%	30.4%
Financial Services B2B													
Fidelity National Information Services, Inc.	$9,724	$14,570	2.8x	2.5x	2.4x	9.8x	8.5x	7.8x	42.0%	8.9%	6.4%	28.1%	30.0%
Fiserv, Inc.	9,108	11,946	2.9x	2.8x	2.7x	9.3x	8.5x	8.0x	1.4%	3.7%	4.2%	31.2%	32.8%
Equifax Inc.	4,378	5,325	2.9x	2.7x	2.5x	8.9x	8.3x	7.7x	8.4%	6.1%	6.3%	32.1%	32.4%
Dun & Bradstreet Corp.	3,768	4,584	2.7x	2.6x	2.5x	9.3x	8.2x	7.4x	(0.6%)	4.2%	6.0%	29.5%	32.2%
Jack Henry & Associates Inc.	2,532	2,721	3.0x	2.7x	2.5x	9.5x	8.7x	8.0x	20.3%	8.6%	7.2%	31.3%	31.4%
Convergys Corporation	1,518	1,535	0.7x	0.7x	0.7x	6.4x	5.5x	5.2x	(9.0%)	0.4%	3.4%	10.8%	12.6%
Acxiom Corporation	1,009	1,231	1.1x	1.0x	1.0x	5.1x	4.6x	4.7x	3.9%	2.7%	2.6%	21.0%	22.5%
Mean			2.3x	2.2x	2.0x	8.3x	7.5x	7.0x	9.5%	5.0%	5.1%	26.3%	27.7%
Median			2.8x	2.6x	2.5x	9.3x	8.3x	7.7x	3.9%	4.2%	6.0%	29.5%	31.4%
			Harland Financial Solutions						1.4%	4.6%	3.0%	28.6%	29.4%

Source: Capital IQ
Note: Estimates are consensus

[27]

Selected Public Company Analysis (cont'd)

MOELIS & COMPANY

($ in millions)

As of June 09, 2011			Enterprise Value /										
	Market	Enterprise	Revenue			EBITDA			Revenue Growth			EBITDA Margin	
Company	Value	Value	CY10A	CY11E	CY12E	CY10A	CY11E	CY12E	'09-10	'10-11	'11-12	CY10A	CY11E
Education Services													
The Washington Post Company	$3,369	$3,064	0.6x	0.7x	0.8x	3.6x	4.9x	5.7x	7.7%	(6.2%)	(8.9%)	18.1%	14.2%
Scholastic Corporation	787	972	0.5x	0.5x	0.5x	5.2x	5.8x	5.0x	0.4%	(0.6%)	4.0%	9.9%	8.9%
EPIQ Systems, Inc.	525	617	2.5x	2.1x	1.8x	10.8x	7.2x	6.4x	3.4%	21.4%	12.2%	23.1%	28.4%
Renaissance Learning Inc.	314	302	2.3x	2.2x	2.1x	8.2x	7.4x	6.8x	7.1%	3.8%	5.4%	28.2%	30.0%
Mean			1.5x	1.4x	1.3x	6.9x	6.3x	6.0x	4.6%	4.6%	3.2%	19.8%	20.4%
Median			1.5x	1.4x	1.3x	6.7x	6.5x	6.0x	5.2%	1.6%	4.7%	20.6%	21.3%
			Scantron						**(2.1%)**	**12.4%**	**31.9%**	**29.9%**	**27.5%**
Tobacco Supplier													
Celanese Corp.	$7,416	$9,899	1.7x	1.5x	1.4x	11.2x	7.6x	6.9x	16.5%	10.0%	6.4%	14.9%	20.0%
Eastman Chemical Co.	7,186	7,944	1.4x	1.2x	1.1x	6.8x	5.9x	5.6x	32.9%	17.4%	5.7%	19.9%	19.6%
Alliance One International, Inc.	315	1,280	0.6x	0.7x	NA	7.1x	NA	NA	(5.3%)	(16.1%)	NA	8.5%	NA
Mean			1.2x	1.1x	1.3x	8.4x	6.8x	6.3x	14.7%	3.7%	6.1%	14.4%	19.8%
Median			1.4x	1.2x	1.3x	7.1x	6.8x	6.3x	16.5%	10.0%	6.1%	14.9%	19.8%
			Mafco Worldwide						**9.4%**	**5.1%**	**8.6%**	**27.1%**	**26.1%**

Source: Capital IQ
Note: Estimates are consensus

[28]